Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES FOURTH QUARTER AND YEAR END RESULTS

MONDOVI, Wis., January 27, 2026 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported net income of $3.7 million, or 5 cents per diluted share, for the fourth quarter ended December 31, 2025, compared with $5.6 million, or 7 cents per diluted share, for the fourth quarter of 2024. The 2025 fourth-quarter earnings improved 66.1% sequentially from 2025 third-quarter net income of $2.2 million, or 3 cents per diluted share. For the year ended December 31, 2025, net income was $17.4 million, or 21 cents per diluted share, compared with $26.9 million, or 33 cents per diluted share, for 2024.

Operating revenue was $210.1 million for the fourth quarter of 2025 compared with $230.4 million for the fourth quarter of 2024. Excluding fuel surcharges, operating revenue was $185.5 million for the 2025 quarter compared with $202.9 million for the 2024 quarter. Fuel surcharge revenue decreased to $24.7 million for the 2025 quarter from $27.6 million for the 2024 quarter.

Operating revenue was $883.7 million for 2025 compared with $963.7 million for 2024. Excluding fuel surcharges, operating revenue was $779.0 million for 2025 compared with $840.0 million for 2024. Fuel surcharge revenue decreased to $104.7 million for 2025 from $123.7 million for 2024.

Operating income was $4.6 million for the fourth quarter of 2025 compared with $6.7 million for the fourth quarter of 2024. The 2025 fourth-quarter operating income improved 67.3% from operating income of $2.7 million for the third quarter of 2025.

Operating income was $22.9 million for 2025 compared with $33.2 million for 2024.

Operating expenses as a percentage of operating revenue were 97.8% for the 2025 fourth quarter and 97.1% for the 2024 fourth quarter. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, were 97.5% for the 2025 fourth quarter and 96.7% for the 2024 fourth quarter, compared with 98.6% for the third quarter of 2025.

Operating expenses as a percentage of operating revenue were 97.4% for 2025 and 96.6% for 2024. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, were 97.1% for 2025 and 96.0% for 2024.

Chairman of the Board and Chief Executive Officer Randolph L. Marten stated, “We are encouraged by the sequential improvement in our profitability. Our people also drove sequential increases this quarter in our revenue per tractor, rate per total mile and miles per tractor within each of our truckload and dedicated operations.”

“Our unique multifaceted business model’s value continued to be highlighted by the operating results of our dedicated and brokerage operations throughout the last two years. Our earnings have been heavily pressured by the historic duration and depth of the freight market recession’s oversupply and weak demand -- and the cumulative impact of inflationary operating costs, freight rate reductions and freight network disruptions.”

“We are focused on minimizing the freight market’s impact with our emphasis on safe, premium service, data-driven operating efficiencies and aggressive cost controls. Our strong, debt-free balance sheet enhances our ability to continue investing in our technology and modern fleet and position our operations to capitalize on profitable organic growth opportunities. We expect the current administration’s recent immigration enforcement efforts including stricter standards for non-domiciled commercial driver’s licenses and increased enforcement of English Language Proficiency regulations to positively impact such opportunities.”

Current Investor Presentation

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of time and temperature-sensitive and dry truck-based transportation and distribution capabilities across Marten’s five distinct business platforms – Temperature-Sensitive and Dry Truckload, Dedicated, Brokerage and MRTN de Mexico. Marten’s Intermodal operations were sold effective September 30, 2025. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food, beverages and other consumer packaged goods that require a temperature-controlled or insulated environment. The Company offers service in the United States, Mexico and Canada, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of Marten’s prospects for future growth, including the impact on the freight market of the current administration’s recent immigration enforcement efforts including stricter standards for non-domiciled commercial driver’s licenses and increased enforcement of English Language Proficiency regulations, and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Randy Marten, Chairman of the Board and Chief Executive Officer, Doug Petit, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	December 31,	December 31,
(In thousands, except share information)	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$43,278	$17,267
Escrow deposit	5,000	-
Receivables:
Trade, net	85,807	89,992
Other	13,084	5,364
Prepaid expenses and other	24,532	25,888
Total current assets	171,701	138,511

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	1,128,932	1,198,737
Accumulated depreciation	(352,426)	(370,124)
Net property and equipment	776,506	828,613
Other noncurrent assets	1,560	1,633
Total assets	$949,767	$968,757

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,769	$25,781
Insurance and claims accruals	43,700	44,246
Accrued and other current liabilities	19,763	23,492
Total current liabilities	92,232	93,519
Deferred income taxes	89,716	107,034
Noncurrent operating lease liabilities	194	282
Total liabilities	182,142	200,835

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 81,542,174 shares at December 31, 2025, and 81,463,938 shares at December 31, 2024, issued and outstanding	815	815
Additional paid-in capital	54,762	52,941
Retained earnings	712,048	714,166
Total stockholders’ equity	767,625	767,922
Total liabilities and stockholders’ equity	$949,767	$968,757

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
(In thousands, except per share information)	2025	2024	2025	2024

Operating revenue	$210,108	$230,432	$883,652	$963,708

Operating expenses (income):
Salaries, wages and benefits	75,728	83,009	312,070	341,732
Purchased transportation	36,050	39,231	159,113	169,142
Fuel and fuel taxes	30,765	32,992	129,999	147,143
Supplies and maintenance	14,504	14,331	61,208	63,337
Depreciation	25,168	27,528	105,392	111,653
Operating taxes and licenses	2,446	2,683	9,737	10,302
Insurance and claims	15,034	15,134	55,645	53,109
Communications and utilities	2,217	2,195	8,753	9,029
Gain on disposition of revenue equipment	(3,317)	(387)	(12,067)	(4,971)
Other	6,931	6,989	30,889	30,012

Total operating expenses	205,526	223,705	860,739	930,488

Operating income	4,582	6,727	22,913	33,220

Other	(466)	(394)	(1,464)	(3,126)

Income before income taxes	5,048	7,121	24,377	36,346

Income taxes expense	1,351	1,488	6,933	9,424

Net income	$3,697	$5,633	$17,444	$26,922

Basic earnings per common share	$0.05	$0.07	$0.21	$0.33

Diluted earnings per common share	$0.05	$0.07	$0.21	$0.33

Dividends declared per common share	$0.06	$0.06	$0.24	$0.24

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	December 31,		December 31,	December 31,
(Dollars in thousands)	2025	2024	2025 vs. 2024	2025 vs. 2024
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$91,201	$93,106	$(1,905)	(2.0)%
Truckload fuel surcharge revenue	14,822	14,188	634	4.5
Total Truckload revenue	106,023	107,294	(1,271)	(1.2)

Dedicated revenue, net of fuel surcharge revenue	56,086	64,997	(8,911)	(13.7)
Dedicated fuel surcharge revenue	9,831	11,391	(1,560)	(13.7)
Total Dedicated revenue	65,917	76,388	(10,471)	(13.7)

Intermodal revenue, net of fuel surcharge revenue	-	11,238	(11,238)	(100.0)
Intermodal fuel surcharge revenue	-	1,971	(1,971)	(100.0)
Total Intermodal revenue	-	13,209	(13,209)	(100.0)

Brokerage revenue	38,168	33,541	4,627	13.8

Total operating revenue	$210,108	$230,432	$(20,324)	(8.8)%

Operating income/(loss):
Truckload	$783	$1,821	$(1,038)	(57.0)%
Dedicated	3,025	4,073	(1,048)	(25.7)
Intermodal	-	(1,502)	1,502	100.0
Brokerage	774	2,335	(1,561)	(66.9)
Total operating income	$4,582	$6,727	$(2,145)	(31.9)%

Operating ratio:
Truckload	99.3%	98.3%
Dedicated	95.4	94.7
Intermodal	-	111.4
Brokerage	98.0	93.0
Consolidated operating ratio	97.8%	97.1%

Operating ratio, net of fuel surcharges:
Truckload	99.1%	98.0%
Dedicated	94.6	93.7
Intermodal	-	113.4
Brokerage	98.0	93.0
Consolidated operating ratio, net of fuel surcharges	97.5%	96.7%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Year		Year	Year
	Ended		Ended	Ended
	December 31,		December 31,	December 31,
(Dollars in thousands)	2025	2024	2025 vs. 2024	2025 vs. 2024
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$363,929	$377,452	$(13,523)	(3.6)%
Truckload fuel surcharge revenue	57,800	62,340	(4,540)	(7.3)
Total Truckload revenue	421,729	439,792	(18,063)	(4.1)

Dedicated revenue, net of fuel surcharge revenue	236,504	267,077	(30,573)	(11.4)
Dedicated fuel surcharge revenue	41,922	52,058	(10,136)	(19.5)
Total Dedicated revenue	278,426	319,135	(40,709)	(12.8)

Intermodal revenue, net of fuel surcharge revenue	28,730	49,468	(20,738)	(41.9)
Intermodal fuel surcharge revenue	4,941	9,286	(4,345)	(46.8)
Total Intermodal revenue	33,671	58,754	(25,083)	(42.7)

Brokerage revenue	149,826	146,027	3,799	2.6

Total operating revenue	$883,652	$963,708	$(80,056)	(8.3)%

Operating income/(loss):
Truckload	$825	$3,283	$(2,458)	(74.9)%
Dedicated	16,734	23,037	(6,303)	(27.4)
Intermodal	(1,883)	(3,922)	2,039	52.0
Brokerage	7,237	10,822	(3,585)	(33.1)
Total operating income	$22,913	$33,220	$(10,307)	(31.0)%

Operating ratio:
Truckload	99.8%	99.3%
Dedicated	94.0	92.8
Intermodal	105.6	106.7
Brokerage	95.2	92.6
Consolidated operating ratio	97.4%	96.6%

Operating ratio, net of fuel surcharges:
Truckload	99.8%	99.1%
Dedicated	92.9	91.4
Intermodal	106.6	107.9
Brokerage	95.2	92.6
Consolidated operating ratio, net of fuel surcharges	97.1%	96.0%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
	2025	2024	2025	2024
Truckload Segment:
Revenue (in thousands)	$106,023	$107,294	$421,729	$439,792
Average revenue, net of fuel surcharges, per tractor per week(1)	$4,200	$4,227	$4,184	$4,123
Average tractors(1)	1,652	1,676	1,668	1,751
Average miles per trip	511	535	520	533
Non-revenue miles percentage(2)	11.2%	11.8%	11.1%	12.1%
Total miles (in thousands)	38,124	39,147	153,699	158,985

Dedicated Segment:
Revenue (in thousands)	$65,917	$76,388	$278,426	$319,135
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,870	$3,841	$3,825	$3,767
Average tractors(1)	1,103	1,288	1,186	1,356
Average miles per trip	296	313	299	319
Non-revenue miles percentage(2)	1.2%	1.5%	1.3%	1.3%
Total miles (in thousands)	22,782	26,799	96,356	110,681

Intermodal Segment:
Revenue (in thousands)	$-	$13,209	$33,671	$58,754
Loads	-	3,803	10,168	16,975
Average tractors	-	88	56	110

Brokerage Segment:
Revenue (in thousands)	$38,168	$33,541	$149,826	$146,027
Loads	25,501	21,749	95,951	89,138

At December 31, 2025 and December 31, 2024:
Total tractors(1)	2,654	3,006
Average age of company tractors (in years)	2.3	1.9
Total trailers	5,107	5,440
Average age of company trailers (in years)	4.9	5.3
Ratio of trailers to tractors(1)	1.9	1.8
Total refrigerated containers	-	786

	Three Months		Year
	Ended December 31,		Ended December 31,
(In thousands)	2025	2024	2025	2024

Net cash provided by operating activities	$5,582	$23,793	$93,488	$134,814
Net cash used for investing activities	(7,135)	(44,891)	(42,877)	(152,138)
Net cash used for financing activities	(4,654)	(4,625)	(19,600)	(18,622)

Weighted average shares outstanding:
Basic	81,524	81,457	81,512	81,406
Diluted	81,530	81,507	81,519	81,472

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 77 and 88 tractors as of December 31, 2025 and 2024, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.